Exhibit 99.1

KANA Software Reports Third Quarter 2009 Financial Results

Menlo Park, CA, November 16, 2009 – KANA Software, Inc. (OTCBB: KANA.OB), a world leader in innovative customer service solutions, today announced financial results for the third quarter of 2009 ended September 30, 2009.

KANA’s total revenues for the third quarter of 2009 were $12.8 million, compared to $11.9 million in the second quarter of 2009 and compared to $16.7 million in the third quarter of 2008.

Maintenance revenue in the third quarter of 2009 was $6.9 million, compared to $7.1 million in the second quarter of 2009 and compared to $7.2 million in the third quarter of 2008. In the third quarter of 2009, service revenue was $3.6 million, compared to $3.3 million in the second quarter of 2009 and compared to $4.2 million for the third quarter of 2008. License revenue was $2.4 million in the third quarter of 2009, compared to $1.5 million in the second quarter of 2009 and compared to $5.3 million in the third quarter of 2008. License bookings included one seven-figure transaction with an existing government account.

Maintenance margins were 88% in the quarter ended September 30, 2009, compared to 88% in the second quarter of 2009 and compared to 89% in the third quarter of 2008. Services margins were 19% in the quarter ended September 30, 2009, compared to a margin of 18% in the second quarter of 2009 and compared to 7% in the third quarter of 2008.

The Company reported a net loss in accordance with accounting principles generally accepted in the United States (GAAP) of $1.8 million, or $0.04 per share for the third quarter of 2009, compared to a net loss of $607,000, or $0.01 per share for the second quarter of 2009, and compared to a net loss of $887,000, or $0.02 per share for the third quarter of 2008.

For the third quarter of 2009, KANA reported non-GAAP net income of $1.1 million, or $0.03 per share, compared to non-GAAP net income of $703,000, or $0.02 per share in the second quarter of 2009, and compared to a non-GAAP net income of $863,000 or $0.02 per share in the third quarter of 2008. KANA’s quarterly non-GAAP net income (loss) was calculated by adding back accounting charges for stock-based compensation expense, amortization of acquired intangible assets, expense associated with a legal settlement, transaction costs and restructuring expense, to KANA’s GAAP net loss.

The Company ended the quarter with a cash balance of $1.8 million compared to a cash balance of $2.9 million at the end of the prior quarter. Cash was primarily used to fund operations, for restructuring activities, debt payment and was partially offset by increased borrowing.

Company Highlights

On November 6, 2009, KANA filed a preliminary proxy with the Securities and Exchange Commission following its October 27, 2009 announcement that it has entered into a definitive agreement with an affiliate of Accel-KKR, a technology-focused private equity firm, which will buy substantially all of KANA’s assets and liabilities for a cash purchase price to KANA of approximately $48.9 million (which represents an enterprise value of $50.1 million), subject to adjustment based on closing net working capital, net indebtedness, and transaction expenses. The transaction is subject to specified closing conditions. After the transaction is completed, KANA’s current operating business, which includes software, services and licensing will operate as a privately-held company under its current KANA brand. At that time, the OTC Bulletin Board-listed entity will be renamed Turbo Corporation and will continue to be publicly traded under a new trading symbol with the net cash proceeds from the transaction and more than $400 million of net operating loss (NOL) carry-forwards.

KANA Software, Q3 2009 Earnings Release

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Turbo Corporation’s strategic plan will be to enhance stockholder value by pursuing opportunities to acquire one or more profitable businesses. The publicly traded Turbo Corporation will not compete with the privately held KANA. Turbo Corporation believes that the current economic and business environment, though challenging, should nevertheless allow it to secure a business platform that provides growth opportunities and can also utilize the NOLs.

In the event that Turbo Corporation has not invested at least half of the proceeds of the asset sale within six months of closing the asset sale, the company anticipates soliciting the vote of stockholders on a proposal to continue seeking acquisition candidates; and if this proposal is not approved by stockholders, the company intends to return at least half of its cash to stockholders at that time, through a dividend, issuer tender offer or other distribution. The company’s stockholder rights plan, which is triggered if a stockholder acquires more than 4.9 percent of the company’s outstanding stock, will remain in effect to protect the company’s ability to utilize its NOLs.

The proposed transaction is expected to close within 90 days of the October 27, 2009 announcement and is subject to agreed-upon closing conditions, including the absence of any material adverse change in the company’s business or results of operations prior to closing and the receipt of certain consents from third parties. Further, the transaction is subject to the approval of the asset purchase agreement by holders of a majority of the outstanding shares of the company’s common stock. The purchase price to be paid by Accel-KKR is subject to adjustments based on the company’s net working capital at closing, its indebtedness (net of its cash), and transaction expenses. KANA anticipates that, following adjustments that are currently expected, Turbo Corporation will have cash at closing of between $40 million and $44 million. However, the actual amount could be less, depending on the company’s cash, debt and net working capital at closing, and final transaction expenses. Certain proceeds may be held in escrow following closing, pending resolution of certain specified contingencies.

“The publicly traded Turbo Corporation offers tremendous value to our shareholders,” said Michael S. Fields, KANA’s Chief Executive Officer. “Upon closing of this transaction, Turbo expects to be a powerful engine of potential growth, with about $40 million in its treasury and more than $400 million in NOLs. Turbo offers significant growth potential to its existing shareholders by leveraging the currency of publicly traded stock, along with the strong, clean balance sheet and extremely valuable NOLs preserved by this transaction. We intend to focus on completing this transaction promptly.”

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the attached table, which exclude certain expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995: Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which will likely change and we assume no obligation to update any such forward-looking statement. These statements include statements about the pending acquisition of our assets, and our strategic plans and growth prospects following the consummation of that acquisition. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the risk that conditions to closing of the acquisition may not be satisfied, or that the closing may be delayed, the risk of adjustments to the purchase price, and the risk that we will not be able to execute on our strategic plan following the closing. Other risks associated with our business that may affect our operating results are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

Additional Information About the Proposed Transaction and Where You Can Find It

KANA has filed a preliminary proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”) and intends to file a definitive proxy statement with the SEC that it will mail to its stockholders. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF KANA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY KANA WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials, and any other documents filed by KANA with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of KANA may obtain free copies of the documents filed with the SEC by contacting KANA. Requests may be made by contacting KANA’s Investor Relations Department at (650) 614-8160 or InvestorRelations@KANA.com. You may also read and copy any reports, statements and other information filed by KANA with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

KANA and its executive officers and directors may be deemed to be participants in the solicitation of proxies from KANA stockholders in favor of the proposed transaction. Certain executive officers and directors of KANA have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options, benefits conferred under severance arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the definitive proxy statement when it becomes available.

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risk that conditions to closing of the acquisition may not be satisfied, or that the closing may be delayed, the risk of adjustments to the purchase price, and the risk that we will not be able to execute on our strategic plan following the closing. Other risks associated with our business that may affect our operating results are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

Kana Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
License fees	$2,357	$5,310	$5,074	$15,005
Services	10,411	11,344	30,499	36,587

Total revenues	12,768	16,654	35,573	51,592

Costs and expenses:
Cost of license fees	734	232	1,109	790
Cost of services	3,695	4,676	11,779	15,434
Amortization of acquired intangible assets	125	125	375	375
Sales and marketing	2,140	5,294	7,377	16,566
Research and development	3,014	3,408	10,063	10,168
General and administrative	2,310	2,608	7,025	8,433
Restructuring	536	1,064	1,341	582
Transaction costs	745	—	745	—
Legal settlement	1,000	—	1,000	—

Total costs and expenses	14,299	17,407	40,814	52,348

Loss from operations	(1,531)	(753)	(5,241)	(756)
Interest and other income (expense), net	(210)	(91)	(347)	(258)

Loss before income tax expense	(1,741)	(844)	(5,588)	(1,014)
Income tax expense	(31)	(43)	(57)	(89)

Net loss	$(1,772)	$(887)	$(5,645)	$(1,103)

Basic and diluted net loss per share	$(0.04)	$(0.02)	$(0.14)	$(0.03)

Shares used in computing basic and diluted net loss per share	41,215	41,212	41,215	41,212

Stock-based compensation included in the expense line items:
Cost of services	$74	$71	$224	$256
Sales and marketing	103	160	317	500
Research and development	104	87	238	260
General and administrative	139	243	455	667

	$420	$561	$1,234	$1,683

Reconciliation of GAAP net loss to non-GAAP net income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net loss, GAAP	$(1,772)	$(887)	$(5,645)	$(1,103)
Non-GAAP adjustments:
Stock-based compensation	420	561	1,234	1,683
Restructuring	536	1,064	1,341	582
Legal settlement	1,000	—	1,000	—
Transaction costs	745	—	745	—
Amortization of acquired intangible assets	125	125	375	375

Net income (loss), non-GAAP	$1,054	$863	$(950)	$1,537

Net income (loss) per share, non-GAAP
Basic	$0.03	$0.02	$(0.02)	$0.04

Diluted	$0.03	$0.02	$(0.02)	$0.04

Shares used in per share calculation
Basic	41,215	41,212	41,215	41,212

Diluted	41,357	41,241	41,215	41,300

Kana Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2009	December 31, 2008
Assets
Cash and cash equivalents	$1,784	$6,988
Accounts receivable, net	6,487	7,556
Prepaid expenses and other current assets	1,961	2,030

Total current assets	10,232	16,574
Restricted cash, long-term	305	751
Property and equipment, net	1,311	1,923
Goodwill	12,415	12,415
Acquired intangible assets, net	1,351	1,726
Other assets	77	428

Total Assets	$25,691	$33,817

Liabilities and Stockholders’ Equity (Deficit)
Line of credit	$3,560	$6,000
Notes payable	985	1,821
Accounts payable	2,952	3,559
Accrued liabilities	7,521	5,143
Accrued restructuring	722	946
Deferred revenue	11,071	12,946

Total current liabilities	26,811	30,415
Deferred revenue, long-term	581	86
Accrued restructuring, long-term	54	234
Notes payable, long-term	—	13
Other long-term liabilities	400	479

Total liabilities	27,846	31,227
Total stockholders’ equity (deficit)	(2,155)	2,590

Total Liabilities and Stockholders’ Equity (Deficit)	$25,691	$33,817

Kana Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
OPERATING ACTIVITIES
Net loss	$(1,772)	$(887)	$(5,645)	$(1,103)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	289	340	951	927
Amortization of acquired intangible assets	125	125	375	375
Stock-based compensation	420	561	1,234	1,683
Provision for doubtful accounts	—	2	9	7
Change in fair value of warrant liability	(37)	—	(41)
Restructuring expense	201	784	542	302
Non-cash interest accretion	128	23	151	100
Changes in operating assets and liabilities:
Accounts receivable	(403)	(981)	1,081	(2,370)
Prepaid expenses and other assets	156	292	420	641
Accounts payable and accrued liabilities	2,188	764	1,473	814
Accrued restructuring	(392)	(224)	(946)	(919)
Deferred revenue	(2,443)	(2,094)	(1,550)	(2,703)

Net cash used in operating activities	(1,540)	(1,295)	(1,946)	(2,246)

INVESTING ACTIVITIES
Purchases of property and equipment	(55)	(315)	(339)	(1,159)
Acquisition, net of cash acquired	—	—	—	85
Decrease in restricted cash	—	10	446	10

Net cash provided by (used in) investing activities	(55)	(305)	107	(1,064)

FINANCING ACTIVITIES
(Repayments) borrowings on line of credit, net	(296)	774	(2,440)	2,885
Borrowings on notes payable	952	—	1,179	—
Repayments under notes payable	(214)	(752)	(2,028)	(2,162)

Net cash provided by (used in) financing activities	442	22	(3,289)	723

Effect of exchange rate changes on cash	(2)	(19)	(76)	(104)

Net decrease in cash and cash equivalents	(1,155)	(1,597)	(5,204)	(2,691)
Cash and cash equivalents at beginning of period	2,939	3,212	6,988	4,306

Cash and cash equivalents at end of period	$1,784	$1,615	$1,784	$1,615

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20 percent. KANA’s award-winning solutions have been proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information, visit www.KANA.com.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Investors

KANA Software

650-614-8160 (Investors)

InvestorRelations@KANA.com

Press/Media

New Venture Communications for KANA

Ted Rossman, 914-432-7083

trossman@newventurecom.com

Lauren Dresnick, 650-343-2735

ldresnick@newventurecom.com